UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐

Item 7.01 Regulation FD Disclosure

As previously disclosed, on January 24, 2017, the Board of Directors of Spectrum Brands Holdings, Inc. (the “Company”) authorized a three-year, $500 million common stock repurchase program.

As of the date hereof, the Company has an aggregate of $342.6 million remaining authorized for repurchases pursuant to such program.

The Company expects that it will continue to make repurchases under the program in the open market or in privately negotiated transactions from time to time at management’s discretion or pursuant to one or more Rule 10b5-1 plans. Any future repurchases are subject to market conditions and compliance with applicable law and regulations. The repurchase program may be suspended or discontinued at any time.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. the Company has tried, whenever possible, to identify these statements by using words like “future,” “anticipate”,  “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements (which include the Company’s intent regarding future purchases under its stock repurchase program) are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report. Actual results may differ materially as a result of (1) the ability to consummate any announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, (2) the risk that regulatory approvals that are required to complete a proposed transaction may not be received, may take longer than expected or may impose adverse conditions, (3) the Company’s ability to realize the expected benefits of a transaction, (4) the outcome of the Company’s exploration of strategic options; (5) the impact of the Company’s indebtedness on its business, financial condition and results of operations; (6) the impact of restrictions in the Company’s debt instruments on its ability to operate the Company’s business, finance its capital needs or pursue or expand business strategies; (7) any failure to comply with financial covenants and other provisions and restrictions of the Company’s debt instruments; (8) the impact of actions taken by significant stockholders; (9) the potential transaction with HRG Group, Inc., if any, including uncertainty regarding consummation of a transaction; (10) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (11) the potential disruption to the Company’s business or diverted management attention, and the unanticipated loss of key members of senior management or other employees; (12) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; and (13) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets, including those discussed herein and those set forth in the SEC filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.

The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	SPECTRUM BRANDS HOLDINGS, INC.

	By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title	Senior Vice President, Secretary and General Counsel